ECO2 Plastics Files Voluntary Chapter 11 Petition

MENLO PARK, CA, November 25th, 2009 – ECO2 Plastics, Inc., (EOPI.OB) announced today that it has filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code.

Over the past several months, ECO2 has undertaken significant efforts to reduce its expenses including ceasing operations at its former production facility while pursuing plans to develop a new production facility. At the same time, the Company has been working with existing and potential investors to secure the requisite funding for the proposed new facility. The Company’s inability to identify new sources of liquidity have caused the Company to seek bankruptcy protection in order to better manage its operations through an orderly restructuring process. The case number of the filing is 09-3702 DM.

“We believe that chapter 11 is necessary to restructure the Company's outstanding debt, and establish a sustainable, long-term capital structure for the business," said Rod Rougelot, Chief Executive Officer of the Company. "While we have worked tirelessly during the past several months to develop our new production facility plans, address our existing financial obligations and seek further funding, the Company has concluded that it will be unable to secure the financing it requires in the absence of a chapter 11 filing that will clean up the Company’s balance sheet."

About ECO2 Plastics (www.eco2plastics.com)

ECO2 Plastics, (EOPI.OB), is a publicly traded company engaged in PET plastic recycling. The Company's patented process was developed through a research partnership with Honeywell FM&T and the US Department of Energy. ECO2 Plastics is the exclusive worldwide licensee of the patented and patent-pending technology. The Company is headquartered in Menlo Park, California.

Cautionary Warning Regarding Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements are based on our management’s current expectations and beliefs and involve numerous risks and uncertainties that could cause actual results to differ materially from expectations. You should not rely upon these forward-looking statements as predictions of future events because we cannot assure you that the events or circumstances reflected in these statements will be achieved or will occur. These forward-looking statements include, but are not limited to, information concerning our Chapter 11 filing, our prospects for continuing to operate our business and fulfilling our contractual obligations and all statements containing the words “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates” or “anticipates” or the negative of these words and phrases or other variations of these words and phrases or comparable terminology. Many factors could cause our actual results to differ materially from those projected in these forward-looking statements.

Certain risks and uncertainties related to the Chapter 11 process include risks that:

•	these bankruptcy proceedings could harm our business, results of operations, financial condition and relationships with our employees, customers and suppliers;

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we may not be able to obtain court orders on desired terms, including our ability to use available cash to meet essential ongoing obligations; we may not have sufficient cash to fund our operations and may not be able to obtain additional financing on desired terms or court approvals required for such financing, if any, that may be available; a court having jurisdiction over our operations may issue orders or otherwise act or omit to act in a manner that harms our operations; and we may not timely obtain the requisite approvals of affected creditors or the bankruptcy court for our intended restructuring plan, leading to the liquidation of our assets;

•	our common stock will likely have no future value and may be cancelled in connection with the bankruptcy proceeding;

•	our proposed new production facility will require substantial amounts of new capital, which the company may not be able to secure;

•
we may not be able to continue our operations and restructure successfully during the pendency of the bankruptcy proceedings, which could affect our ability to attract a buyer or buyer’s for our businesses or assets or the consideration a buyer would be willing to pay for our businesses or assets; and

•
the instability of the global economy and an inability to obtain debtor-in-possession financing in the credit markets may lower our prospects for achieving or sustaining essential operations during the pendency of the bankruptcy proceedings.

Other factors that may harm our business, results of operations, financial condition and prospects for restructuring and other important factors are detailed in our various Securities and Exchange Commission filings, copies of which are available from us without charge. Please review these filings and do not place undue reliance on the forward-looking statements in this press release. We assume no obligation to update forward-looking statements.